UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2007

DAIRY FRESH FARMS INC.

Nevada	333-111486	98-0407549
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number )	(I.R.S. Employer Identification No.)

413 Churchill Avenue N. Ottawa, Ontario, Canada	K1Z 5C7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 613-724-2484
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement.

On November 15, 2007, Dairy Fresh Farms, Inc. (the “Company”), closed the transaction underlying the Agreement and Plan of Merger (the “Merger Agreement”) with Great Bear Explorations Inc., an Alberta, Canada corporation (“GBE”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, GBE, will merge with and into the Company (the “Merger”).

Also as a result of the Merger all of the outstanding shares of GBE common stock will be converted into the right to receive, on a pro rata basis, thirty million (30,000,000) shares of Company common stock as set forth in the Merger Agreement. Under the terms of the Merger Agreement at closing, the Company has issued, and the GBE stockholders have received, in a tax-free exchange, shares of the Company common stock such that the GBE stockholders will control greater then a majority of the issued and outstanding shares of the Company. A copy of the Merger Agreement was filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on October 24, 2007.

Great Bear Explorations Inc.

Great Bear Explorations Inc. is a Canadian oil and gas exploration business. This corporation has recently acquired a 35% interest in Peace East Energy Corp, which has joint venture and farm out agreements with the Tall Cree First Nation. The agreements provide for Peace East to participate in oil and gas activities on the First Nation Reserve lands (approximately 8,200 ha.) and to post and bid on other lands that have been extensively analyzed by the Peace East over the last 18 months. The “Peace East” area is located in Northern Western Alberta .

Item 2.01 - Acquisition or Disposition of Assets.

On November 15, 2007, Dairy Fresh Farms, Inc. (the “Company”), closed the transaction underlying the Agreement and Plan of Merger (the “Merger Agreement”) with Great Bear Explorations Inc., an Alberta, Canada corporation (“GBE”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, GBE, will merge with and into the Company (the “Merger”). The Company has assumed all the assets of GBE and all the liabilities of GBE, as such existed immediately prior to the Merger. A copy of the Merger Agreement was filed as Exhibit 2.1 to Form 8-K filed with the Securities and Exchange Commission on October 24, 2007.

Section 9.01 - Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Following the closing on November 15, 2007, the financial statements required by this Item 9(a) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(b)	Pro Forma financial information

Following the closing on November 15, 2007, the pro forma financial information required by this Item 7(b) will be filed by amendment to this Form 8-K within the period permitted by Item 9(a)(4) of Form 8-K.

(c)	Exhibits

Exhibit No.	Description
2.1
Form of Agreement and Plan of Merger by and between Dairy Fresh Farms, Inc. and Great Bear Explorations Inc., dated October 23, 2007 (incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 )

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

November 20, 2007

Dairy Fresh Farms, Inc.

By:	/s / Robert Harrison
Robert Harrision
Chief Executive Officer, Director